UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2016

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

20 Crosby Drive, Bedford, MA (Address of principal executive offices)	01730 (Zip Code)

(781) 221-6400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On February 26, 2016, we entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger and joint bookrunner, Silicon Valley Bank, as syndication agent, joint lead arranger and joint bookrunner, and the lenders and other parties named therein, providing for a principal amount of up to $250.0 million. The indebtedness evidenced by the Credit Agreement matures on February 26, 2021. Borrowings under the Credit Agreement bear interest at a rate equal to either, at our option:

•                  the sum of (a) the highest of (1) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect, (2) the Federal Funds Effective Rate plus 0.5%, and (3) the one-month Adjusted LIBO Rate plus 1.0%, plus (b) a margin initially of 0.5% for the first full fiscal quarter ending after the date of the Credit Agreement and thereafter based on our Leverage Ratio; or

•                  the Adjusted LIBO Rate plus a margin initially of 1.5% for the first full fiscal quarter ending after the date of the Credit Agreement and thereafter based on our Leverage Ratio.

All borrowings under the Credit Agreement are secured by liens on substantially all of our assets and the assets of our subsidiary AspenTech Canada Holdings, LLC. Any additional significant subsidiaries (as determined under the Credit Agreement) may be required to grant additional liens in favor of the lenders.

The Credit Agreement contains affirmative and negative covenants customary for facilities of this type, including restrictions on:  incurrence of additional debt; liens; fundamental changes; asset sales; restricted payments; and transactions with affiliates. The Credit Agreement contains financial covenants regarding maintenance as of the end of each fiscal quarter, commencing with the quarter ending June 30, 2016, of a maximum Leverage Ratio of 3.0 to 1.0 and a minimum Interest Coverage Ratio of 3.0 to 1.0.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2016, we entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of February 26, 2016, among Aspen Technology, Inc., as borrower, the lenders, co-documentation agents and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger and joint bookrunner, and Silicon Valley Bank, as syndication agent, joint lead arranger and joint bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

		By:	/s/Frederic G. Hammond
Senior Vice President, General Counsel and
Secretary

Date:	February 26, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of February 26, 2016, among Aspen Technology, Inc., as borrower, the lenders, co-documentation agents and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger and joint bookrunner, and Silicon Valley Bank, as syndication agent, joint lead arranger and joint bookrunner